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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):     August 18, 1999
                                                     -----------------------


                                  CMGI, INC.
            (Exact name of registrant as specified in its charter)


              Delaware                  0-22846             04-2921333
  (State or other jurisdiction  (Commission File Number)   (IRS Employer
       of incorporation)                                 Identification No.)




               100 Brickstone Square, Andover, MA           01810
            (Address of principal executive offices)     (Zip Code)


     Registrant's telephone number, including area code:   (978) 684-3600
                                                          ------------------


                                Not Applicable
         (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets

     On August 18, 1999, CMGI, Inc. ("CMGI") consummated the transactions contemplated by the Purchase and Contribution Agreement dated as of June 29, 1999 by and among itself, Compaq Computer Corporation ("Compaq"), Digital Equipment Corporation, a wholly-owned subsidiary of Compaq ("Digital"), AltaVista Company, a wholly-owned subsidiary of Digital ("AltaVista"), and Zoom Newco Inc., a wholly-owned subsidiary of CMGI ("Newco") (as amended, the "Purchase and Contribution Agreement").

     Pursuant to the Purchase and Contribution Agreement: (1) Compaq and Digital transferred to CMGI all of the outstanding capital stock of Shopping.com, a California corporation, and 51.6% of the outstanding capital stock of Zip2 Corp., a California corporation ("Zip2") (collectively, the "Digital Assets"), in exchange for promissory notes of CMGI in the aggregate principal amount of $220 million, (2) CMGI contributed the Digital Assets, 18,994,975 shares of CMGI Common Stock and 18,090.45 shares of CMGI Series D Preferred Stock to Newco, and Newco issued 81,495,016 shares of Newco Common Stock to CMGI, (3) Compaq and Digital contributed certain assets and liabilities (including the remaining outstanding shares of Zip2) constituting the AltaVista division of Digital to Newco and sold certain assets and liabilities to Newco's indirect subsidiary Kasempa Limited, an Irish single member private company, in exchange for 18,994,975 shares of CMGI Common Stock, 18,090.45 shares of CMGI Series D Preferred Stock and 18,504,884 shares of Newco Common Stock, and (4) Newco changed its corporate name to AltaVista Company ("AV").

     As a result of the transactions contemplated by the Purchase and Contribution Agreement, AV (formerly Newco) acquired the assets and liabilities constituting the AltaVista division of Digital, CMGI was issued 81,495,116 shares (81.5%) of AV Common Stock and Digital was issued the remaining 18,504,884 shares (18.5%) of outstanding AV Common Stock.

     The promissory notes of CMGI issued to Compaq and Digital are due on August 18, 2002. Interest on the notes, at a rate of 10.5% per annum, is due and payable semiannually on each February 18 and August 18 until the notes are paid in full. Any principal and interest on the notes is payable, at the option of CMGI, in cash, marketable securities (as defined in the notes) or any combination thereof. The 18,090.45 shares of CMGI Series D Preferred Stock issued to Digital have a stated value of $180,000,000 and will be converted, upon CMGI stockholder approval, into 1,809,045 shares of CMGI Common Stock. It is expected that CMGI will hold a special meeting of stockholders of CMGI at which time the stockholders will vote upon the conversion of the CMGI Series D Preferred Stock into CMGI Common Stock.

     The terms of the Purchase and Contribution Agreement were determined on the basis of arms-length negotiations.

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     AltaVista is an Internet media and commerce network.  CMGI currently intends to continue to use the tangible assets of AltaVista constituting plant, equipment or other physical property substantially in the same manner in which they were used by Compaq and/or Digital immediately prior to the acquisition.

     This report may contain forward-looking statements which reflect CMGI's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors which could cause actual results to differ materially are described in CMGI's Registration Statement on Form S-3 and its Annual Report on Form 10-K, as amended, on file with the Securities and Exchange Commission.

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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of business acquired:  Not filed herewith; to be
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filed by amendment.  Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby undertakes to file such information as soon as it is available on a Form 8-K/A Amendment to this report and in any event by November 1, 1999.

     (b) Pro forma financial information:  Not filed herewith; to be filed by
         -------------------------------
amendment. Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby undertakes to file such information as soon as it is available on a Form 8-K/A Amendment to this report and in any event by November 1, 1999.

     (c)  Exhibits:
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     2.1  Purchase and Contribution Agreement, dated as of June 29, 1999, by and among CMGI, Inc., Compaq Computer Corporation, Digital Equipment Corporation, AltaVista Company and Zoom Newco Inc.

     2.2 Amendment No. 1 to Purchase and Contribution Agreement, dated as of August 18, 1999, by and among CMGI, Inc., Compaq Computer Corporation, Digital Equipment Corporation, AltaVista Company and Zoom Newco Inc.

     4.1 Certificate of Designations, Preferences and Rights of Series D Preferred Stock of CMGI, Inc.

     4.2 Promissory Note, dated August 18, 1999, issued to Digital Equipment Corporation, in the principal amount of $138,000,000.

     4.3 Promissory Note, dated August 18, 1999, issued to Compaq Computer Corporation, in the principal amount of $82,000,000.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 1999      CMGI, INC.


                              By: /s/ Andrew J. Hajducky III
                                 -----------------------------------------
                                 Andrew J. Hajducky III
                                 Executive Vice President, Chief Financial
                                 Officer and Treasurer

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                                 EXHIBIT INDEX


2.1 Purchase and Contribution Agreement, dated as of June 29, 1999, by and among CMGI, Inc., Compaq Computer Corporation, Digital Equipment Corporation, AltaVista Company and Zoom Newco Inc.

2.2 Amendment No. 1 to Purchase and Contribution Agreement, dated as of August 18, 1999, by and among CMGI, Inc., Compaq Computer Corporation, Digital Equipment Corporation, AltaVista Company and Zoom Newco Inc.

4.1 Certificate of Designations, Preferences and Rights of Series D Preferred Stock of CMGI, Inc.

4.2 Promissory Note, dated August 18, 1999, issued to Digital Equipment Corporation, in the principal amount of $138,000,000.

4.3 Promissory Note, dated August 18, 1999, issued to Compaq Computer Corporation, in the principal amount of $82,000,000.